Exhibit 10.1

Execution Version

NOTES RESTRUCTURING AGREEMENT

This NOTES RESTRUCTURING AGREEMENT (this “Agreement”) is entered into as of April 21, 2026, by and among LivePerson, Inc., a Delaware corporation (the “Issuer”), SoundHound AI, Inc., a Delaware corporation (the “Acquiror”), and the several holders of the Secured Notes (as defined below) listed on Exhibit A attached hereto (each, a “Holder” and, collectively, the “Holders”). The Issuer, the Acquiror, and each Holder are referred to herein as the “Parties” and each, as a “Party.”

RECITALS

WHEREAS, before the date hereof, the Issuer issued $200.0 million in aggregate principal amount of its First Lien Convertible Secured Notes due 2029 (the “First Lien Secured Notes”), and following payments of interest in kind, $221,877,243.00 principal amount of First Lien Secured Notes are outstanding as of the date hereof;

WHEREAS, on September 12, 2025, the Issuer issued $115.0 million in aggregate principal amount of its 10.0% Second Lien Senior Subordinated Secured Notes due 2029 (the “Second Lien Secured Notes,” and together with the First Lien Secured Notes, the “Secured Notes”), and following a payment of interest in kind, $120,845,834.00 principal amount of Second Lien Secured Notes are outstanding as of the date hereof;

WHEREAS, the Holders hold, in aggregate, one hundred percent (100%) of the outstanding Secured Notes;

WHEREAS, the Acquiror, the Issuer and Lightspeed Merger Sub Inc., a Delaware corporation and an indirect wholly owned subsidiary of the Acquiror (“Merger Sub”), have entered into that certain Merger Agreement (as amended, supplemented or modified from time to time in accordance with the terms thereof, the “Merger Agreement”), dated as of the date hereof, pursuant to which, upon the terms and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, among other things, at the Effective Time (as defined in the Merger Agreement), Merger Sub shall merge with and into the Issuer (the “Merger”), the separate corporate existence of Merger Sub shall cease and the Issuer shall continue as the surviving corporation of the Merger and an indirect, wholly owned subsidiary of the Acquiror;

WHEREAS, in connection with and contingent on the consummation of the transactions contemplated by the Merger Agreement, including the Merger, the Acquiror wishes to offer, and the Holders wish to accept, the Consideration (as defined below) on the terms hereof;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Article I.	DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings:

“2026 Convertible Notes” means the 0% convertible notes due 2026 issued by the Issuer.

“2026 Notes Discount Capture” means, solely as to any 2026 Convertible Notes repurchased and retired by the Issuer between April 1, 2026 and the Closing, the difference between (a) the principal amount of such 2026 Convertible Notes less (b) the amount of cash paid to repurchase such 2026 Convertible Notes.

“Acquiror” has the meaning set forth in the Preamble.

“Acquiror Cash Election” has the meaning set forth in Section 2.01.

“Acquiror Closing VWAP” means the price per share of a share of Acquiror Common Stock derived from the average daily volume weighted average prices of a share of Acquiror Common Stock on the Nasdaq on each of the ten (10) consecutive Trading Days ending on (and including) the Trading Day that is three (3) Trading Days prior to the Closing Date, rounded down to the nearest penny, as reported by Bloomberg.

“Acquiror Common Stock” means the shares of Class A common stock, par value $0.0001 per share, of the Acquiror (NASDAQ:SOUN).

“Acquiror Securities” means the shares of Acquiror Common Stock or any other equity interests in, or securities of, Acquiror or any other rights or instruments (whether or not currently exercisable or convertible) that are derivative of, exchangeable for or convertible into any securities of Acquiror.

“Acquiror Stock Price” means the Acquiror Closing VWAP, provided, that (a) if the Acquiror Closing VWAP is greater than $12 per share, the Acquiror Stock Price will be $12 per share, and (b) if the Acquiror Closing VWAP is less than $7 per share, the Acquiror Stock Price will be $7 per share.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person.

“Agreement” has the meaning set forth in the Preamble.

“Attribution Parties” means, with respect to any person or entity, any other person or entity acting as a “group” (as that term is used in Section 13(d) of the Exchange Act) together with such person or entity, and any other persons or entities, to the extent such persons’ or entities’ beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of the common stock of the Issuer or the Acquiror would be aggregated with such person’s or entity’s for purposes of Section 13(d) of the Exchange Act;

“Business Day” means any day other than a Saturday, Sunday, or a day on which banking institutions in New York, New York are authorized or required by law to be closed.

“Cash” means immediately available funds denominated in US dollars.

“Closing” means the closing of the transactions contemplated by this Agreement.

“Closing Date” means the date on which the Closing occurs.

“Competing Proposal” means any offer, proposal or indication of interest from any Person or group of Persons as defined in Section 13(d)(3) of the Exchange Act (other than the Acquiror or any of its subsidiaries) at any time relating to any transaction or series of related transactions (other than the Merger or the transactions contemplated by this Agreement) involving: (a) any acquisition or purchase by any person, directly or indirectly, of more than fifteen percent (15%) of any class of outstanding voting or equity securities of the Issuer (whether by voting power or number of shares), or any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in any person beneficially owning more than fifteen percent (15%) of any class of outstanding voting or equity securities of the Issuer (whether by voting power or number of shares); (b) any merger, consolidation, share exchange, business combination, joint venture, recapitalization, reorganization or other similar transaction involving the Issuer and a Person pursuant to which the stockholders of the Issuer immediately preceding such transaction hold less than eighty five percent (85%) of the equity interests in the surviving, resulting or ultimate parent entity of such transaction (whether by voting power or number of shares); (c) any sale, lease, exchange, transfer or other disposition to a person of more than fifteen percent (15%) of the consolidated assets of the Issuer and its subsidiaries (measured by the fair market value thereof); or (d) any transaction involving the Secured Notes (including any debt restructuring transactions or payments to be made in respect of the Secured Notes in connection with any Company Acquisition Proposal (as defined in the Merger Agreement)) other than Transfers of the Secured Notes or any interest therein effected in accordance with Section 8.09; provided that, the foregoing clause (d) shall not apply to customary Liens attributable to securities or notes held by a bank, prime-broker, or broker dealer on behalf of a Holder.

“Consideration” has the meaning set forth in Section 2.01.

“DTC” has the meaning set forth in Section 2.05.

“DWAC” has the meaning set forth in Section 2.05.

“Estimated Closing Statement” has the meaning set forth in Section 2.02.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“First Lien Collateral Agent” means U.S. Bank Trust Company, National Association, solely in its capacity as trustee and collateral agent under the First Lien Notes Documents.

“First Lien Holder Aggregate Stock Consideration Amount” means $178,007,733.68.

“First Lien Holder Shares” means the number of shares of Acquiror Common Stock (rounded down to the nearest whole share) equal to the quotient of (a) the First Lien Holder Aggregate Stock Consideration Amount, divided by (b) the Acquiror Stock Price.

“First Lien Notes Documents” means the First Lien Notes Indenture and all other agreements, instruments, and documented executed and delivered by the Issuer in connection therewith.

“First Lien Notes Indenture” means that certain Indenture, dated as of June 3, 2024, by and among the Issuer, certain subsidiary guarantors, and U.S. Bank Trust Company, National Association, as trustee and collateral agent, relating to the First Lien Secured Notes.

“First Lien Secured Notes” has the meaning set forth in the Recitals.

“Fraud” means actual fraud under Delaware law.

“Governmental Authority” means any federal, state, local, or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority, or any arbitrator, court, or tribunal of competent jurisdiction.

“Holder” and “Holders” has the meaning set forth in the Preamble.

“Holder Shares” means, with respect to each Holder, the sum of (a) the First Lien Holder Shares attributable to such Holder based on the “Percentage of First Lien Holder Shares” set forth across from such Holder’s name on Exhibit A plus (b) the Second Lien Holder Shares attributable to such Holder based on the “Percentage of Second Lien Holder Shares” set forth across from such Holder’s name on Exhibit A.

“Holders Counsel Fees” has the meaning set forth in Section 8.15.

“IRS” has the meaning set forth in Section 7.03.

“Issuer” has the meaning set forth in the Preamble.

“Issuer Cash Balance” means the amount of cash and cash equivalents in the final Estimated Closing Statement; provided that, for the avoidance of doubt, the Issuer Cash Balance will give pro forma effect (i.e., as a deduction) for all amounts payable by the Issuer that remain unpaid in connection with the transactions contemplated by this Agreement, the Merger Agreement, and any similar or alternative transactions involving the Issuer, its stockholders and/or the Secured Notes (including transactions with other potential acquirers or investors and including any debt restructuring transactions), if any, in connection with the transactions preceding and/or related to the transactions contemplated hereby (which may be as little as zero dollars ($0)), including (i) all unpaid Issuer Transaction Expenses, (ii) unpaid amounts used or to be used to repurchase and retire or extinguish 2026 Convertible Notes between April 1, 2026, and the Closing Date, if any, and (iii) the amounts to be remitted to the Holders of First Lien Secured Notes by the Issuer under Section 2.01(b)(i) and to the Holders of Second Lien Secured Notes by the Issuer under Section 2.01(c)(i); provided that, notwithstanding the foregoing, the fees and expenses payable by the Issuer pursuant to Section 9.2(a) and Section 9.2(b) of the Merger Agreement shall be excluded from “Issuer Cash Balance” hereunder.

“Issuer Excess Cash” means an amount in cash equal to (a) the Issuer Cash Balance, less (b) the Issuer Minimum Cash; provided that, if a negative number results from such calculation, “Issuer Excess Cash” shall be zero (0).

“Issuer Minimum Cash” means an amount in cash equal to (a) $74,000,000, less (b) the amount of cash, if any, paid by the Issuer (or payable by the Issuer on the Closing Date) to repurchase and retire or extinguish the outstanding 2026 Convertible Notes between April 1, 2026 and the Closing Date (including on the Closing Date), less (c) the 2026 Notes Discount Capture.

“Issuer Securities” has the meaning set forth in Section 4.03(e).

“Issuer Transaction Expenses” means all fees and expenses incurred by or on behalf of the Issuer or by any other Person for which the Issuer is responsible in connection with or related to the negotiation, preparation, execution and performance of this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby and any similar or alternative transaction involving the Issuer, its stockholders and/or the Secured Notes (including transactions with other potential acquirors or investors and including any debt restructuring transactions), if any, in connection with the transactions leading hereto (which may be as little as zero dollars ($0)), including, for the avoidance of doubt, all fees and expenses payable to brokers, financial advisors, investment banks, legal advisors, accountants and other professional advisors in connection with the transactions contemplated hereby and by the Merger Agreement and by such other similar or alternative transactions, as applicable.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien, claim, restriction, option, title defect or charge or other encumbrance of any kind other than restrictions under the Securities Act.

“Merger” has the meaning set forth in the Recitals.

“Merger Agreement” has the meaning set forth in the Recitals.

“Merger Sub” has the meaning set forth in the Recitals.

“Notes Documents” means, collectively, the First Lien Notes Documents and the Second Lien Notes Documents and all other agreements, instruments, and documents executed and delivered by the Issuer in connection therewith.

“Parties” and “Party” has the meaning set forth in the Preamble.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, Governmental Authority, or other entity.

“Related Fund” has the meaning set forth in Section 4.03(e).

“Released Claims” has the meaning set forth in Section 3.01(a).

“Released Parties” has the meaning set forth in Section 3.01(a).

“Releasing Parties” has the meaning set forth in Section 3.01(a).

“Required Consenting Noteholders” means, collectively, the holders of the First Lien Secured Notes and the holders of at least a majority in principal amount outstanding of the Second Lien Secured Notes, each as of the date of determination.

“SEC” means the United States Securities and Exchange Commission.

“Second Lien Collateral Agent” means U.S. Bank Trust Company, National Association, solely in its capacity as trustee and collateral agent under the Second Lien Notes Documents.

“Second Lien Holder Aggregate Stock Consideration Amount” means $83,207,733.68.

“Second Lien Holder Shares” means the number of shares of Acquiror Common Stock (rounded down to the nearest whole share) equal to the quotient of (a) the Second Lien Holder Aggregate Stock Consideration Amount, divided by (b) the Acquiror Stock Price.

“Second Lien Notes Documents” means the Second Lien Notes Indenture and all other agreements, instruments, and documented executed and delivered by the Issuer in connection therewith.

“Second Lien Notes Indenture” means that certain Indenture, dated as of September 12, 2025, by and among the Issuer, certain subsidiary guarantors, and U.S. Bank Trust Company, National Association, as trustee and collateral agent, relating to the Second Lien Secured Notes.

“Second Lien Secured Notes” has the meaning set forth in the Recitals.

“Secured Notes” has the meaning set forth in the Recitals.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Short Position” has the meaning set forth in Section 8.10.

“Short Sales” shall mean all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps, and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers.

“Trading Day” shall mean a day on which shares of Acquiror Common Stock are traded on The Nasdaq Stock Market LLC.

“Transfer” has the meaning set forth in Section 8.09.

Article II.	SATISFACTION OF SECURED NOTES

Section 2.01 Restructuring of Secured Notes. Subject to the terms and conditions of this Agreement, each Holder hereby severally and not jointly agrees to accept the following in full and complete satisfaction of all obligations of the Issuer to such Holder under the Secured Notes and the Notes Documents (collectively, the “Consideration”):

(a)

the Holder Shares owed to such Holder, provided that, no Holder shall be entitled to any fractional shares and the number of Holder Shares to which such Holder is entitled shall be rounded down to the nearest whole share;

(b)

in the case of a Holder of one or more First Lien Secured Notes, Cash paid by the Issuer concurrently with Closing in the amount of the sum of (i) accrued and unpaid interest on the First Lien Secured Notes held by such Holder, (provided that, for the avoidance of doubt, any such Cash amount shall exclude the aggregate amount of any PIK Interest (as defined in the First Lien Notes Indenture) on the First Lien Secured Notes) and (ii) 65% of the Issuer Excess Cash, if any; and

(c)

in the case of a Holder of one or more Second Lien Secured Notes, such Holder’s pro rata portion of the sum of (i) the 2026 Notes Discount Capture, plus (ii) 35% of the Issuer Excess Cash, if any, attributable to such Holder (for the avoidance of doubt, solely on account of Second Lien Secured Notes held by such Holder).

Section 2.02 Estimated Closing Statement. No earlier than twenty (20) Business Days nor later than fifteen (15) Business Days prior to the Closing Date, the Issuer shall deliver to the Acquiror a statement (the “Estimated Closing Statement”), certified by the Chief Financial Officer of the Issuer, setting forth (a) a good faith estimated unaudited balance sheet of the Issuer and (b) the Issuer’s good faith estimate of the Issuer Cash Balance, in each case, as of 12:01 a.m. Pacific Time on the Closing Date. The Issuer shall deliver supporting calculations and documentation of such calculations (including with respect to any deductions contemplated by the definition of Issuer Cash Balance and reflected in such calculations), in detail reasonably acceptable to the Acquiror, concurrently with the delivery of such Estimated Closing Statement. The Issuer shall consult in good faith with the Acquiror and its representatives with respect to the preparation of, and with respect to any updates reasonably requested by the Acquiror or its representatives to, the Estimated Closing Statement until the date that is five (5) Business Days prior to the Closing Date. Subject to such good faith consultation by the Issuer and any updates to the Estimated Closing Statement resulting therefrom, the Issuer Cash Balance set forth in the Estimated Closing Statement as of such fifth (5th) Business Day prior to the Closing Date shall be deemed the final Issuer Cash Balance for purposes of calculating the Issuer Excess Cash.

Section 2.03 Acquiror Cash Election. Notwithstanding anything to the contrary in this Agreement, the Acquiror shall have the option to elect, at any time before the close of business two (2) Business Days prior to the Closing Date, to substitute an amount of Cash in lieu of all or a portion of the Holder Shares otherwise deliverable to each Holder pursuant to Section 2.01(a) (the “Acquiror Cash Election”). An Acquiror Cash Election shall be subject to the following terms: (a) every Holder shall receive the same proportion of its respective Consideration in Cash and in Holder Shares; (b) regardless of the Acquiror Stock Price, the proportion of the Consideration satisfied in Cash shall be calculated assuming the First Lien Holder Shares are worth the First Lien Holder Aggregate Stock Consideration Amount and the Second Lien Holder Shares are worth the Second Lien Holder Aggregate Stock Consideration Amount; and (c) in the event the Acquiror Closing VWAP is greater than $12 per share, the Acquiror shall not be entitled to substitute Cash for more than fifty percent (50%) of such Holder Shares. By way of example, if the First Lien Holder Aggregate Stock Consideration Amount is $178,007,733.68, the Second Lien Holder Aggregate Stock Consideration Amount is $83,207,733.68, the Acquiror Closing VWAP is greater than $12 per share and the Acquiror elects to substitute Cash for fifty percent (50%) of the Holder Shares, the Acquiror will deliver $89,003,866.84 of Cash and fifty percent (50%) of the First Lien Holder Shares to the Holders of the First Lien Secured Notes and $41,603,866.84 of Cash and fifty percent (50%) of the Second Lien Holder Shares to the Holders of the Second Lien Secured Notes, in aggregate. In addition, if the amount of Holder Shares to be received by any Holder would exceed 9.9% of the outstanding shares of Acquiror Common Stock, then Acquiror shall substitute an amount of Cash in lieu of all Holder Shares to be issued in excess of 9.9% to such Holder pursuant to Section 2.01(a).

Section 2.04 Issuance of Holder Shares. On the Closing Date, the Acquiror shall issue and deliver to each Holder its Holder Shares, which shall at the time of Closing be eligible for resale pursuant to an effective registration statement filed by the Acquiror with the SEC. Acquiror shall use commercially reasonable efforts to deliver the Holder Shares without a restrictive legend through a one-sided Deposit/Withdrawal at Custodian in accordance with the procedures of The Depository Trust Company, or, if necessary, Acquiror shall cooperate with the Holders to remove any restrictive legends promptly after effectiveness of the registration statement.

Section 2.05 Surrender of Secured Notes. On or prior to the Closing Date, each Holder shall surrender and deliver, or cause its Depository Trust Company (“DTC”) participant(s) to surrender and deliver, the Secured Notes held by such Holder to the trustee of the Secured Notes for cancellation through the one-sided withdrawal instructions pursuant to the Deposit/Withdrawal at Custodian system at DTC (“DWAC”) in accordance with the procedures of DTC, and Issuer shall instruct the trustee of the Secured Notes to cancel such surrendered Secured Notes and deliver an instrument of cancellation reasonably satisfactory to the Issuer and the Acquiror, and the Issuer shall provide evidence of such surrender in form and substance satisfactory to the Acquiror.

Section 2.06 Satisfaction in Full. Upon delivery of the Consideration to each Holder, all obligations of the Issuer to such Holder arising under or in connection with the Secured Notes and the Notes Documents, including all principal, premium, accrued interest, and any other amounts due thereunder, shall thereupon be fully, irrevocably and indefeasibly satisfied, discharged, and extinguished in full and the Secured Notes and all of the Note Documents will terminate and be of no further force and effect. Each Holder of Secured Notes waives rights to any notice required under such Holder’s Secured Notes and the Note Documents and any associated note purchase agreement. Each Secured Note shall be deemed amended to provide for the treatment set forth in this Agreement.

Section 2.07 Closing. The Closing shall take place at the offices of Latham & Watkins LLP, 505 Montgomery Street, Suite 2000, San Francisco, California 94111 or at such other location or by remote electronic exchange of documents and signatures as the Parties may mutually agree, on the date that is the closing date of the transactions contemplated under the Merger Agreement, or at such other time and place as the Parties may mutually agree in writing.

Article III.	RELEASE

Section 3.01 Release by Parties.

(a)

Effective upon the Closing (including, for the avoidance of doubt, in the event the Closing occurs under the circumstances described in the proviso in Section 5.02(f)), each Party, on behalf of itself and its respective parents, subsidiaries, Affiliates, stockholders, members, managers, partners, limited partners, general partners, directors, officers, managed accounts, management companies, funds advisors, successors, assigns, heirs, executors, administrators, agents, representatives, attorneys, and any Person claiming by, through, or under any of them (collectively, the “Releasing Parties”), hereby irrevocably and unconditionally releases, acquits, and forever discharges each other Party, and each of their respective past, present, and future parents, subsidiaries, Affiliates, stockholders, members, managers, partners, limited partners, general partners, directors, officers, employees, managed accounts, management companies, funds advisors, agents, representatives, attorneys, successors, assigns, heirs, executors and administrators (collectively, the “Released Parties”) from any and all claims, demands, actions, causes of action, suits, damages, liabilities, obligations, costs, expenses, and compensation of any kind or nature whatsoever, whether known or unknown, suspected or unsuspected, fixed or contingent, liquidated or unliquidated, matured or unmatured, at law or in equity, that such Releasing Parties ever had, now have, or may hereafter have against (i) the Acquiror and any of its Released Parties or (ii) any of the other Released Parties to the extent arising out of, relating to, or in connection with the transactions contemplated by this Agreement and the Merger Agreement, the Issuer, the Secured Notes, the Notes Documents, the 2026 Convertible Notes (including, for the avoidance of doubt, the transactions effected by the Issuer to exchange certain of the 2026 Convertible Notes for First Lien Secured Notes and Second Lien Secured Notes in, respectively, 2024 and 2025), any other debt securities or obligations issued by the Issuer or any transaction or matter related thereto (collectively, the “Released Claims”). Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (a) any obligations arising on or after the Closing of any Party under this Agreement or the Merger Agreement, or any document, instrument, or agreement executed to implement the Merger or (b) any liability of a Party for Fraud by such Party.

(b)

EACH PARTY, ON BEHALF OF THE APPLICABLE RELEASING PARTIES, EXPRESSLY IRREVOCABLY WAIVES ALL RIGHTS AFFORDED BY ANY STATUTE OR COMMON LAW PRINCIPLES WHICH LIMITS THE EFFECT OF A RELEASE WITH RESPECT TO UNKNOWN CLAIMS, INCLUDING ALL RIGHTS UNDER SECTION 1542 OF THE CALIFORNIA CIVIL CODE, WHICH PROVIDES AS FOLLOWS: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.” EACH PARTY, ON BEHALF OF THE APPLICABLE RELEASING, ACKNOWLEDGES THAT HE, SHE OR IT IS FAMILIAR WITH SECTION 1542 OF THE CALIFORNIA CIVIL CODE AND UNDERSTANDS THE SIGNIFICANCE OF THIS RELEASE OF UNKNOWN CLAIMS AND WAIVER OF ANY STATUTORY PROTECTION AGAINST A RELEASE OF UNKNOWN CLAIMS. EACH PARTY, ON BEHALF OF THE APPLICABLE RELEASING PARTIES, ACKNOWLEDGES AND AGREES THAT THIS WAIVER IS AN ESSENTIAL AND MATERIAL TERM OF THIS AGREEMENT.

Section 3.02 Covenant Not to Sue. Each of the Releasing Parties covenants and agrees that it will not, and will cause each of its controlled Affiliates not to, institute any action, suit, or proceeding against any Released Party with respect to any Released Claim.

Article IV.	REPRESENTATIONS AND WARRANTIES

Section 4.01 Representations and Warranties of the Issuer. The Issuer hereby represents and warrants to the Holders and the Acquiror as follows:

(a)	Organization and Good Standing. The Issuer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

(b)

Authorization; Enforceability. The Issuer has full corporate power and authority to execute, deliver, and perform its obligations under this Agreement. The execution, delivery, and performance of this Agreement by the Issuer have been duly authorized by all necessary corporate action. This Agreement constitutes the legal, valid, and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally and by general principles of equity.

(c)

No Conflicts. The execution, delivery, and performance of this Agreement by the Issuer do not and will not (i) violate or conflict with the certificate of incorporation or bylaws of the Issuer, (ii) violate any law, order, judgment, or decree applicable to the Issuer, or (iii) require any consent, approval, or authorization of, or filing with, any Governmental Authority that has not been obtained or made, subject to compliance with the applicable requirements of U.S. state and federal securities laws.

(d)

SEC Filings. The Issuer has filed all reports, schedules, forms, statements, and other documents required to be filed by it with the SEC pursuant to the Exchange Act since January 1, 2024. As of their respective filing dates (or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing), such filings complied in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

(e)

Fair Value. The Issuer acknowledges and agrees that the Consideration constitutes fair consideration and reasonably equivalent value for the cancellation and release of the Secured Notes and the other obligations, rights and interests affected hereby.

Section 4.02 Representations and Warranties of the Acquiror. The Acquiror hereby represents and warrants to the Holders and the Issuer as follows:

(a)	Organization and Good Standing. The Acquiror is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

(b)

Authorization; Enforceability. The Acquiror has full corporate power and authority to execute, deliver, and perform its obligations under this Agreement. The execution, delivery, and performance of this Agreement by the Acquiror have been duly authorized by all necessary corporate action. This Agreement constitutes the legal, valid, and binding obligation of the Acquiror, enforceable against the Acquiror in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally and by general principles of equity.

(c)

No Conflicts. The execution, delivery, and performance of this Agreement by the Acquiror do not and will not (i) violate or conflict with the certificate of incorporation or bylaws of the Acquiror, (ii) violate any law, order, judgment, or decree applicable to the Acquiror, or (iii) require any consent, approval, or authorization of, or filing with, any Governmental Authority that has not been obtained or made, subject to compliance with the applicable requirements of applicable U.S. state or federal securities laws.

(d)

Valid Issuance of Holder Shares. The Holder Shares, when issued in accordance with this Agreement, will be duly authorized, validly issued, fully paid, and non-assessable, and will be free and clear of all Liens (other than restrictions arising under the Securities Act, other applicable securities laws or this Agreement). The issuance of the Holder Shares pursuant to this Agreement will not cause the Acquiror to exceed its authorized capital stock. The Acquiror Common Stock is registered under Section 12(b) of the Exchange Act and is listed on the Nasdaq, and the Acquiror has not received any notice of delisting. No judgment, order, ruling, regulation, decree, injunction, or award of any securities commission or similar securities regulatory authority or any other Governmental Authority, or of the Nasdaq, preventing or suspending trading in any securities of the Acquiror has been issued, and no proceedings for such purpose are, to the knowledge of the Acquiror, pending, contemplated or threatened. The transactions contemplated hereby do not require any vote of the equityholders of the Acquiror under applicable law, the rules and regulations of the Nasdaq or the governing documents of the Acquiror.

(e)

SEC Filings. The Acquiror has filed or furnished all reports, schedules, forms, statements, and other documents required to be filed or furnished by it with the SEC pursuant to the Exchange Act since January 1, 2024. As of their respective filing dates (or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing), such filings complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations promulgated thereunder.

(f)

Fair Value. The Acquiror acknowledges and agrees that the Consideration constitutes fair consideration and reasonably equivalent value for the cancellation and release of the Secured Notes and the other obligations, rights and interests affected hereby.

(g)

Acquiror Status. As of the date of this Agreement, Acquiror is a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act and is currently eligible to register the resale of the Holder Shares for resale by the Holders on automatically effective Form S-3 promulgated under the Securities Act. As of the date of this Agreement, the Acquiror Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and neither Acquiror nor any of its subsidiaries has taken, or will take, any action designed to terminate, or that is likely to have the effect of terminating, the registration of the Acquiror Common Stock under the Exchange Act; nor has Acquiror nor any of its subsidiaries received any notification that the SEC is contemplating terminating such registration.

Section 4.03 Representations and Warranties of the Holders. Each Holder, severally and not jointly, hereby represents and warrants to and covenants and agrees with the Issuer and the Acquiror as follows:

(a)	Organization and Good Standing. It is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization.

(b)

Authorization; Enforceability. Such Holder has full power and authority to execute, deliver, and perform its obligations under this Agreement. The execution, delivery, and performance of this Agreement by such Holder have been duly authorized by all necessary action. This Agreement constitutes the legal, valid, and binding obligation of such Holder, enforceable against such Holder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally and by general principles of equity.

(c)

Ownership of Secured Notes. Such Holder is the direct legal or beneficial owner of the Secured Notes or is the nominee, investment manager, or advisor for beneficial holders of the Secured Notes, as set forth opposite its name on Exhibit A, free and clear of all Liens, other than customary Liens attributable to securities or notes held by a bank, prime-broker, or broker-dealer on behalf of a Holder. Except as otherwise permitted hereunder, such Holder has not assigned, transferred, pledged, hypothecated, or otherwise disposed of any interest in such Secured Notes, other than customary Liens attributable to securities or notes held by a bank, prime-broker, or broker-dealer on behalf of a Holder. As of the date of this Agreement, other than customary Liens attributable to securities or notes held by a bank, prime-broker, or broker-dealer on behalf of a Holder, such Holder has not, in whole or in part, (i) assigned, transferred, hypothecated, pledged or otherwise disposed of all or any portion of its Secured Notes or its rights in or to all or any portion of its Secured Notes, or (ii) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to all or any portion of its Secured Notes which would limit such Holder’s power to surrender its Secured Notes hereunder in exchange for Holder’s respective portion of the Consideration. Such Holder covenants that it shall not take any of the actions set forth in the immediately preceding sentence. Such Holder has the full power and authority to surrender its Secured Notes as provided in this Agreement and its Secured Notes are not subject to any agreement, arrangement or restriction with respect thereto, other than customary Liens attributable to securities or notes held by a bank, prime-broker, or broker-dealer on behalf of a Holder. No additional consideration for any purpose shall be due to such Holder at the Closing with respect to its Secured Notes, other than the payment to such Holder of its respective portion of the Consideration as provided herein. As of the date of this Agreement, no event of default under the terms of such Holder’s Secured Notes has been declared by such Holder under its Secured Note and, to the knowledge of such Holder, no event of default under the terms of such Holder’s Secured Notes exists or is continuing with respect to its Secured Notes.

(d)	Accredited Investor Status. Such Holder is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(e)

Short Position. As of the date hereof, (i) such Holder does not own, beneficially or of record, greater than 3% of the issued and outstanding shares of common stock, par value $0.001 per share, of the Issuer (“Issuer Securities”) and (ii) neither such Holder nor any Affiliate thereof that is managed or advised by the same investment advisor or manager and that does not operate independently of such Holder pursuant to customary “information barriers” (such Affiliate, a “Related Fund”) owns, beneficially or of record, greater than 3% of the issued and outstanding Acquiror Securities.

(f)

Investment Intent. Such Holder is acquiring the Holder Shares for its own account for investment purposes only and not with a view to, or for resale in connection with, any distribution thereof in violation of the Securities Act or any applicable state securities laws. Such Holder understands that the Holder Shares have not been registered under the Securities Act or any state securities laws by reason of a specific exemption therefrom, and that the Holder Shares must be held indefinitely unless subsequently registered under the Securities Act and applicable state securities laws or unless an exemption from such registration is available.

(g)

Information; Sophistication; Independent Investigation. Such Holder has had access to such information relating to the business, finances, and operations of the Acquiror and the terms and conditions of the transactions contemplated hereby (including but not limited to the offer and sale of the Holder Shares) as it deems necessary to make an informed decision. Such Holder has had an opportunity to ask questions of, and receive answers from, the Acquiror regarding such transactions to the extent such Holder deems necessary to make an informed decision. Such Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the transactions contemplated by this Agreement. Such Holder has made an independent decision to sell its Secured Notes based on all information available to it, which such Holder acknowledges and agrees is adequate to allow it to make such decision. In making the decision to sell its Secured Notes pursuant to this Agreement, such Holder has relied solely upon such Holder’s own independent investigation and diligence and has not relied on any statements, representations or warranties, investigation (including with respect to the accuracy, completeness or adequacy of the Issuer’s and the Acquiror’s public disclosure) or other information provided by or on behalf of (i) any former, current or future, direct or indirect, director, manager, officer, employee, consultant, general or limited partner, member, stockholder, security holder, Affiliates, controlling person, successor, assignee, predecessor, financing source, attorney, advisor, agent or representative (or any of their respective successors or assigns), of the Acquiror, Merger Sub or any of their respective Affiliates, (ii) any former, current or future, direct or indirect, holder of any equity interests or securities of the Acquiror, Merger Sub or any of their respective Affiliates (or any of their respective successors or assigns), or (iii) any former, current or future, direct or indirect, director, manager, officer, employee, consultant, general or limited partner, member, stockholder, security holder, Affiliates, controlling person, successor, assignee, predecessor, financing source, attorney, advisor, agent or representative of any of the foregoing (or any of their respective successors or assigns) concerning the Issuer, the Acquiror, Merger Sub, the transactions contemplated hereby or the risks associated therewith.

(h)

No General Solicitation. Such Holder is not obtaining the Holder Shares as a result of any advertisement, article, notice or other communication regarding the Acquiror Common Stock published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(i)	No Broker. Such Holder has not engaged any broker, finder, or investment banker in connection with the transactions contemplated by this Agreement.

(j)

Fair Value. Such Holder acknowledges and agrees that the Consideration constitutes fair consideration and reasonably equivalent value for the cancellation and release of the Secured Notes and the other obligations, rights and interests affected hereby.

Article V.	CONDITIONS PRECEDENT

Section 5.01 Conditions to Obligations of All Parties. The obligations of each Party to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver by all Parties) of the following conditions:

(a)

No injunction, order, decree, or ruling issued by any Governmental Authority of competent jurisdiction shall be in effect that prohibits or restrains the consummation of the transactions contemplated hereby.

(b)

All of the conditions contained in Article 7 of the Merger Agreement, other than the conditions contained in Section 7.2(f), shall have been satisfied (other than conditions that by their nature can only be satisfied at the closing of the Merger) or waived by the Acquiror, Merger Sub or the Issuer or Merger Sub, such that the Merger shall be and is consummated substantially simultaneously with the Closing.

(c)

All filings required under applicable securities laws and the rules and regulations of any stock exchange on which the Acquiror Common Stock is listed shall have been made, and all necessary approvals in connection therewith shall have been obtained.

Section 5.02 Conditions to Obligations of the Holders. The obligations of each Holder to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver by such Holder) of the following conditions:

(a)

The representations and warranties of the Acquiror set forth in this Agreement shall be true and correct in all material respects as of the Closing Date, except to the extent that any failures of such representations and warranties to be so true and correct, individually or in the aggregate, have not prevented, and do not prevent, the Acquiror from paying the Consideration when due and payable in the accordance with the terms of this Agreement.

(b)

The Acquiror shall have performed and complied in all material respects with all covenants and agreements required to be performed or complied with by them under this Agreement on or prior to the Closing Date.

(c)

The Issuer shall have paid at the Closing (i) all Holders Counsel Fees incurred through the Closing Date in accordance with Section 8.15 and (ii) all payments contemplated by Section 2.01(b) by wire transfer of immediately available funds pursuant to wire instructions provided by each Holder prior to or concurrently with the Closing; provided, that the foregoing clause (ii) shall solely be a condition to the obligations of a Holder of one or more First Lien Secured Notes to consummate the transactions contemplated by this Agreement.

(d)	The Holders and the Acquiror shall have entered into the registration rights agreement in substantially the form as set forth on Exhibit B.

(e)	The Holder Shares shall have been authorized for listing on the Nasdaq, subject to official notice of issuance.

(f)

In the case of Holders of the First Lien Secured Notes, Holders of the Second Lien Secured Notes shall have substantially contemporaneously consummated the transactions contemplated hereby, and in the case of Holders of the Second Lien Secured Notes, Holders of the First Lien Secured Notes shall have substantially contemporaneously consummated the transactions contemplated hereby; provided that, the condition contemplated by this Section 5.02(f) shall be deemed satisfied in the event the Court of Chancery of the State of Delaware (or, if such court declines jurisdiction, a federal court of the United States of

America sitting in the State of Delaware) imposes or enters any judgment or order requiring Holders refusing to consummate the transactions contemplated hereby to consummate such transactions.

Section 5.03 Conditions to Obligations of the Acquiror. The obligations of the Acquiror to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver by the Issuer and the Acquiror) of the following conditions:

(a)	The representations and warranties of each of the Holders set forth in this Agreement shall be true and correct in all material respects as of the Closing Date.

(b)

Each Holder shall have performed and complied in all material respects with all covenants and agreements required to be performed or complied with by such Holder under this Agreement on or prior to the Closing Date.

Article VI.	SECURITIES LAW MATTERS

Section 6.01 Disclosure. Each Party acknowledges that, to the extent required by applicable law, the rules and regulations of the SEC, or the rules of any stock exchange on which the securities of the Issuer or the Acquiror are listed, the transactions contemplated by this Agreement may be disclosed publicly, including in filings made with the SEC in accordance with the terms of this Agreement; provided, that, the identity of the Holders may not be disclosed without their prior consent (which consent may not be unreasonably withheld, conditioned or delayed) except that a Holder may be named in the Shelf Registration Statement to the extent required by law, unless such Holder has elected to not to include its Holder Shares in the Shelf Registration Statement.

Section 6.02 Compliance with Securities Laws. Each Holder agrees that it will not offer, sell, pledge, transfer, or otherwise dispose of any Holder Shares except in compliance with the Securities Act, any applicable state securities laws, and any other applicable laws.

Article VII.	ADDITIONAL COVENANTS

Section 7.01 Further Assurances. Each Party shall execute and deliver such additional documents, instruments, and agreements, and take such further actions, as may be reasonably necessary to effectuate the purposes of this Agreement.

Section 7.02 Public Announcements. The Parties shall consult with each other before issuing any press release or making any public announcement with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public announcement without the prior written consent of the other Parties, except as may be required by applicable law, the rules and regulations of the SEC, or the rules of any stock exchange on which the securities of the Issuer or the Acquiror are listed.

Section 7.03 Tax Matters. Each Holder acknowledges and agrees that it (a) has had an opportunity to review with his, her or its own tax advisors the tax consequences of this Agreement, (b) must rely solely on its advisors and not on any statements or representations made by the

Acquiror, the Issuer or any of their respective Affiliates, agents or representatives, (c) understands that each Holder (and not the Acquiror, the Issuer or any of their respective Affiliates, agents or representatives) shall be responsible for any tax liability of such Holder that may arise as a result of this Agreement. Each Party shall be responsible for its own tax reporting obligations arising from the transactions contemplated by this Agreement. The Acquiror shall use commercially reasonable efforts to provide each Holder with such information as may be reasonably necessary for such Holder to satisfy its tax reporting obligations. Each Holder shall, at least ten (10) Business Days prior to the Closing, provide a duly completed and executed United Stated Internal Revenue Service (“IRS”) Form W-9 or an appropriate IRS Form W-8, as applicable, in connection with the delivery of this Agreement. Subject in all respects to Sections 1.1(a) and 2.9 of the Merger Agreement, the Parties agree to use commercially reasonable efforts to implement the transactions contemplated by this Agreement in a tax-efficient manner as mutually determined by the Parties.

Section 7.04 Material Non-Public Information. After the date of filing of any public disclosure regarding this Agreement, neither the Issuer nor Acquiror shall provide any Holder with any material non-public information without such Holder’s prior written consent.

Section 7.05 Non-Solicitation. From and after the date hereof until the Closing Date or, if earlier, the termination of this Agreement in accordance with Section 8.17, the Holders shall not, and shall cause their respective Related Funds and employees and directors and other representatives acting on their behalf not to, directly or indirectly: (a) initiate, seek, facilitate, solicit or knowingly encourage (including by way of furnishing information or assistance of any kind) the submission of any Competing Proposal or any proposal, request or offer that could reasonably be expected to result in a Competing Proposal or induce or take any other action designed or intended to lead to, or that could reasonably be expected to lead to any inquiry with respect to, or the making, submission or announcement of, any Competing Proposal; (b) enter into, continue or otherwise participate or engage in any discussions or negotiations with, or furnish (or cause to be furnished) any material nonpublic information to, any Person relating to a Competing Proposal or any inquiry or request that could reasonably be expected to lead to a Competing Proposal (other than informing any third party of the existence of the provisions contained in this Section 7.05); (c) adopt, approve, authorize, recommend, or enter into any merger agreement, acquisition agreement, reorganization agreement, letter of intent, agreement in principle, memorandum of understanding, option agreement, joint venture agreement, partnership agreement or other similar agreement, arrangement or understanding relating to any Competing Proposal; or (d) resolve or agree to do any of the foregoing. The Holders shall, and shall cause their respective Related Funds and employees and directors and other representatives acting on their behalf to, immediately cease and cause to be terminated any activities, discussions or negotiations existing as of the date hereof with any Persons conducted heretofore with respect to a Competing Proposal (or that could reasonably be expected to lead to a Competing Proposal). Notwithstanding anything to the contrary in this Section 7.05, nothing in this Section 7.05 shall restrict any Holder or any of its Affiliates from (i) maintaining any investment in any Person that submits or makes a Competing Proposal independently and without solicitation, encouragement, facilitation, or assistance of any kind from such Holder or any of its Affiliates, or (ii) acting as a passive investor with respect to any Person in accordance with the representations and undertakings reflected in a Schedule 13G (or Schedule 13G/A) filed pursuant to Rule 13d-1(b) or Rule 13d-1(c) under the Exchange Act, in each case, so long as such Holder and its Affiliates otherwise comply with this Section 7.05.

Article VIII.	MISCELLANEOUS

Section 8.01 Notices. All notices, requests, demands, and other communications under this Agreement shall be sent by email and shall be deemed to have been duly given upon confirmation of receipt, including by a “read receipt requested” function, and can also (in addition to email) be delivered personally or sent by overnight courier to the Parties at the addresses set forth on the signature pages hereto or at such other address as a Party may designate by notice to the other Parties and shall be deemed to have been duly given one (1) Business Day after being sent.

Section 8.02 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any conflicts of law principles that would require the application of the laws of any other jurisdiction.

Section 8.03 Jurisdiction and Venue. Each Party hereby irrevocably and unconditionally (a) submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, if such court declines jurisdiction, the federal courts of the United States of America sitting in the State of Delaware) for any action, suit, or proceeding arising out of or relating to this Agreement, (b) waives any objection it may now or hereafter have to the laying of venue in any such court, (c) waives any claim that any such court is an inconvenient forum, and (d) agrees that service of process in any such action, suit, or proceeding may be effected by mailing a copy thereof by registered or certified mail, postage prepaid, to such Party at its address set forth herein or at such other address as may be designated by notice.

Section 8.04 Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 8.05 Entire Agreement. This Agreement and the Merger Agreement, together with the Exhibits attached hereto and thereto, constitute the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations, and discussions, whether oral or written, among the Parties with respect thereto.

Section 8.06 Amendments and Waivers. No amendment, modification, or waiver of any provision of this Agreement shall be effective unless in writing and signed by (a) in the case of any amendment, by the Acquiror, the Issuer, and the Required Consenting Noteholders and (b) in the case of a waiver, the Party waiving its rights hereunder; provided that the waiver of rights by the Holders of at least a majority of the outstanding Second Lien Secured Notes shall constitute the waiver of the rights of Holders of all Second Lien Secured Notes. No failure or delay by any Party in exercising any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

Section 8.07 Severability. If any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein; provided, that such construction shall not materially alter the economic benefits to any Party.

Section 8.08 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Except in accordance with Section 8.09, neither this Agreement nor any right or obligation of any Party hereunder may be assigned by (a) in the case of any Holder or the Issuer, without prior written consent of the Acquiror or (b) in the case of the Acquiror, without the prior written consent of the Required Consenting Noteholders, except that the Acquiror may assign its rights and obligations under this Agreement to any Affiliate or successor entity without such consent; provided, that no such assignment shall relieve the Acquiror of its obligations hereunder.

Section 8.09 Restrictions on Transfers. Except as otherwise set forth in this Section 8.09 or with the prior written consent of the Acquiror, each Holder covenants and agrees that it shall not, between the date hereof and the earlier to occur of the Closing or the termination of this Agreement in accordance with Section 8.17, directly or indirectly convey, sell, transfer, encumber, pledge, hypothecate or assign (a “Transfer”) such Holder’s Secured Notes or any interest therein (other than customary Liens attributable to securities or notes held by a bank, prime-broker, or broker-dealer on behalf of a Holder) unless such Transfer is to an entity that first agrees, in writing, to be bound by the terms of this Agreement by executing and delivering to the Issuer and the Acquiror a joinder to this Agreement at least two (2) Business Days prior to the effectiveness of the Transfer. Such transferee, upon consummation of a Transfer in accordance herewith shall be deemed to make all of the representations, warranties and covenants of a Holder set forth in this Agreement, and shall be deemed to be a Party and a Holder for all purposes under this Agreement upon compliance with the foregoing. Any Transfer made in violation of this Section 8.09 shall be void ab initio. Notwithstanding anything to the contrary in this Section 8.09, the restrictions on Transfer set forth in this Section 8.09 shall not apply to the grant of any liens or encumbrances on any claims and interests in favor of a bank or broker-dealer holding custody of such claims and interests in the ordinary course of business and which lien or encumbrance is released upon the Transfer of such claims and interests.

Section 8.10 No Net Short Positions. Each Holder agrees that, from the execution hereof until the consummation of the transactions contemplated by the Merger Agreement, such Holder shall not, and shall cause its Related Funds not to, (a) effect a transaction that results in such Holder, together with its Related Funds, holding short positions, swaps, hedges, forward contracts and other similar arrangements that create or are intended to create economic exposure with respect to a number of Acquiror Securities (collectively, a “Short Position”) that exceed the aggregate amount of Acquiror Securities held by such Holder together with its Related Funds (inclusive of any Acquiror Securities contemplated to be received by such Holder and its Related Funds as a result of the transactions contemplated hereby and the transactions contemplated by the Merger Agreement, and excluding any Short Position held by such Holder or Related Fund prior to the date hereof) or (b) otherwise take actions with the intent to depress, manipulate, or artificially influence the price of the Acquiror Securities in order to obtain additional or increased consideration in connection with the transactions contemplated by this Agreement.

Section 8.11 Relationship Among Parties. It is understood and agreed that no Holder owes any fiduciary duty or duty of trust or confidence of any kind or form to any other Party. In this regard, it is understood and agreed that any Holder may trade in Secured Notes without the consent of the Issuer, the Acquiror or any other Holder, subject to applicable securities laws, the terms of this Agreement and the terms of the applicable Note Documents. No prior history, pattern or practice of sharing confidences among or between the Parties shall in any way affect or negate this understanding and agreement. The Parties acknowledge and agree that this Agreement is entered into by the Holders solely in the capacity of creditors of the Issuer, and that the rights and obligations set forth herein relate exclusively to the Secured Notes held by the Holders. The Parties have no agreement, arrangement or understanding with respect to acting together for the purpose of acquiring, holding, voting or disposing of any securities (including the Notes and the Holder Shares) of the Issuer or the Acquiror and do not constitute a “group” within the meaning of Section 13(d)(3) of the Exchange Act or Rule 13d-5 promulgated thereunder. Notwithstanding any other provision of this Agreement to the contrary, nothing in this Agreement shall be construed or deemed to grant any Holder or any of its Attribution Parties beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of any equity securities of the Issuer or the Acquiror. All rights under this Agreement are separately granted to each Holder, and the use of a single document is for the convenience of the Issuer and the Acquiror. The decision to commit to enter into the transactions contemplated by this Agreement has been made independently.

Section 8.12 No Third-Party Beneficiaries. Except as expressly provided herein with respect to the Released Parties, this Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

Section 8.13 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart by email (including in .pdf format) or other electronic means shall be equally as effective as delivery of an original executed counterpart.

Section 8.14 Construction. The headings in this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement. Unless the context otherwise requires, (a) all references to Articles, Sections, and Exhibits are to Articles, Sections, and Exhibits of this Agreement, (b) words in the singular include the plural and vice versa, (c) the terms “hereof,” “herein,” “hereby,” “hereto,” and derivative or similar words refer to this entire Agreement, (d) the term “including” means “including without limitation,” and (e) the term “or” is not exclusive.

Section 8.15 Expenses. Each Party shall bear its own costs and expenses (including attorneys’ fees) incurred in connection with this Agreement and the transactions contemplated hereby; provided all fees and expenses of counsel to the Holders incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Issuer, subject to the terms of, and in accordance with, pre-existing fee reimbursement agreements (the “Holders Counsel Fees”) simultaneously with Closing; provided further, that, for the avoidance of doubt, to the extent that this Agreement is terminated in accordance with Section 8.17, the Issuer’s reimbursement obligations under this Section 8.15 shall survive with respect to any and all such fees and expenses earned or incurred on or before the date of termination, and such termination shall not automatically terminate any applicable fee or engagement letters, if any, between the Issuer and the applicable party or professional.

Section 8.16 Specific Performance. The Parties acknowledge and agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its terms, and that the Parties shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy at law or in equity.

Section 8.17 Termination. Any Party may terminate this Agreement if (a)(i) there has been a material breach by another Party of the representations, warranties or covenants contained in this Agreement, (ii) a non-breaching Party provides written notice to the other Parties of such material breach and (iii) such material breach is not cured by the date that is ten (10) Business Days following the date of delivery of such written notice; provided that, notwithstanding anything herein to the contrary, in no event shall a Holder be entitled to terminate this Agreement pursuant to the foregoing clause (a) as a result of a material breach by another Holder or (b) the Closing has not taken place on or prior to the fifth Business Day following Outside Date (as defined in the Merger Agreement); provided, that, except with respect to the automatic extension of the Initial Outside Date contemplated by Section 8.1(b) of the Merger Agreement, Issuer and Acquiror shall not be permitted to extend the Outside Date without the prior written consent of the Required Consenting Noteholders and provided, further, that a termination of this Agreement by any Holder of Second Lien Secured Notes shall require notice of termination from Holders of at least a majority of outstanding Second Lien Secured Notes. Notwithstanding the foregoing, this Agreement shall automatically terminate, without any further action by any Party hereto, upon the termination of the Merger Agreement in accordance with its terms. Upon any termination of this Agreement, this Agreement shall be of no further force or effect, and no Party hereto shall have any further rights or obligations hereunder; provided, however, that such termination shall not relieve any Party of liability for any breach of this Agreement occurring prior to such termination. The holders of the First Lien Secured Notes may terminate this Agreement (x) upon any failure by the Issuer to pay principal, interest or any other amount due and payable as and when required under the First Lien Notes Indenture or the other First Lien Notes Documents or (y) upon any breach of Section 4.24 (Minimum Qualified Cash) of the First Lien Secured Notes Indenture, in each case, if such failure to pay or such breach has not been cured by Issuer or the Acquiror within fifteen (15) Business Days after the later of the Issuer’s and the Acquiror’s receipt of written notice thereof from the holders of the First Lien Secured Notes; provided that, with the prior written consent of the holders of the First Lien Secured Notes (not to be unreasonably withheld, conditioned or delayed), in the event the Acquiror and/or the Issuer is working in good faith to cure such failure to pay or breach by the end of such fifteen (15) Business Day period, such fifteen (15) Business Day period shall extend to twenty (20) Business Days. Notwithstanding the foregoing, Section 7.02, Section 8.01, Section 8.02, Section 8.03, Section 8.04, Section 8.05, Section 8.06, Section 8.07, Section 8.08, Section 8.11, Section 8.12, Section 8.13, Section 8.14 and Section 8.15 shall survive any termination of this Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

ISSUER:

LivePerson, Inc.

By:	/s/ John Collins
Name:	John Collins
Title:	Chief Financial Officer and
Chief Operating Officer

Address for Notices:

LivePerson, Inc.

530 7th Avenue, Floor M1

New York, NY 10018

Attention: John Collins

 Monica Greenberg

Email: [***]

ACQUIROR:

SoundHound AI, Inc.

By:	/s/ Keyvan Mohajer
Name:	Keyvan Mohajer
Title:	Chief Executive Officer

Address for Notices:

SoundHound AI, Inc.

5400 Betsy Ross Drive

Santa Clara, CA 95054

Attention: Keyvan Mohajer

 Warren Heit

Email: [***]

[Signature page to Notes Restructuring Agreement]

HOLDERS:

[*]

By: [*]
Name: [*]
Title: [*]

Address for Notices: [***]

Email: [***]

[Signature page to Notes Restructuring Agreement]

HOLDERS:
[____________________]

By:
Name:
Title:

Address for Notices:

Email: [____________________]

[Signature page to Notes Restructuring Agreement]

EXHIBIT A

SCHEDULE OF HOLDERS AND SECURED NOTES

Holder Name	Principal Amount of First Lien Secured Notes			Percentage of First Lien Holder Shares		Principal Amount of Second Lien Secured Notes			Percentage of Second Lien Holder Shares
[________]	$	[________	]	[________	]%	$	[________	]	[________	]%
[________]	$	[________	]	[________	]%	$	[________	]	[________	]%
[________]	$	[________	]	[________	]%	$	[________	]	[________	]%
TOTAL	$	[________	]	[________	]%	$	[________	]	[________	]%

EXHIBIT B

REGISTRATION RIGHTS AGREEMENT